At RFMD®

Doug DeLieto

VP, Investor Relations

336-678-7968

FOR IMMEDIATE RELEASE

March 30, 2009

RFMD® STRENGTHENS BOARD OF DIRECTORS WITH ELECTION OF

INDUSTRY VETERAN MASOOD JABBAR

GREENSBORO, N.C., March 30, 2009 -- RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance semiconductor components, today announced that Masood Jabbar, a 30-year veteran of the technology industry and former Sun Microsystems executive, has been elected to the RFMD board of directors. The addition of Mr. Jabbar, age 59, was effective March 25 and expands RFMD's board of directors to nine members, of which eight are independent.

Mr. Jabbar served for more than 16 years at Sun Microsystems, most recently as executive vice president of global sales operations.  Prior to heading Sun’s sales organization, he was the president of Sun Microsystems’ Computer Company and previously served in a number of other capacities within the Sun organization and its subsidiaries, including chief financial officer, general manager, and vice president of finance and planning.  Before joining Sun Microsystems, Mr. Jabbar spent 10 years with Xerox Corporation and three years at IBM Corporation.

Mr. Jabbar is currently a private investor in start-up companies and sits on the boards of directors of several companies, including Silicon Image Inc., JDS Uniphase and MSC Software Corp.  He is also chairman of the board of Picsel Technologies Inc., a privately held UK-based mobility software company.  Mr. Jabbar holds a master’s degree in international management from the American Graduate School of International Management, a master’s degree in business administration from Texas A&M University and a bachelor’s degree in Economics and Statistics from the University of Panjab, Pakistan.

Walter Wilkinson, chairman of the board of directors of RFMD, commented, “We are very pleased to have Masood join our board of directors. He brings with him a wealth of technology industry experience, and we look forward to his contributions as a member of RFMD’s board of directors.”

Bob Bruggeworth, president and chief executive officer of RFMD, said, “We look forward to Masood's participation on our board of directors as RFMD continues to execute on our efforts to diversify our business and generate improved, sustainable profitability.”

RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the impact of global macroeconomic and credit conditions on our business, the rate of growth and development of wireless markets, risks associated with our planned exit from our wireless systems business, including cellular transceivers and GPS solutions, the risk that restructuring charges may be greater than originally anticipated and that the cost savings and other benefits from the restructuring may not be achieved, the risk that the actual amount and impact of the non-cash impairment charges may vary from estimates, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES(R) and RFMD(R) are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.